                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of the 31st day of March, 2004 by and among Home Interiors & Gifts, Inc., a Texas corporation (the "COMPANY"), HI Cayman, L.P., a Cayman Islands exempted limited partnership ("HI CAYMAN"), and HI Senior Debt Partners, L.P., a Texas limited partnership ("HI SENIOR DEBT PARTNERS" and collectively with HI Cayman, the "SELLERS").

                                    RECITALS

         WHEREAS, HI Cayman is the owner of 50,900 shares (the "HI CAYMAN SHARES") of 12.5% Senior Convertible Preferred Stock of the Company, par value $0.01 per share, as issued in accordance with that certain Securities Exchange Agreement dated as of July 16, 2001 among the Company and the Sellers (the "SECURITIES EXCHANGE AGREEMENT"), and HI Senior Debt Partners is the owner of 45,158.98 shares (the "HI SENIOR DEBT PARTNERS SHARES" and collectively with the HI Cayman Shares, the "SENIOR PREFERRED STOCK") of 12.5% Senior Convertible Preferred Stock of the Company, par value $0.01 per share, as issued in accordance with the Securities Exchange Agreement;

         WHEREAS, pursuant to the terms and conditions of this Agreement, each Seller desires to sell to the Company, and the Company desires to repurchase from such Seller, all shares of Senior Preferred Stock held by such Seller; and

         WHEREAS, this Agreement is being entered into in connection and contemporaneously with a refinancing by the Company of its existing credit facility (the "REFINANCING");

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements, and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Repurchase and Sale of Senior Preferred Stock.

         (a) Sale of Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined), (i) HI Cayman shall sell and deliver to the Company, free and clear of any and all liens, pledges, charges, restrictions, options, rights of first refusal, preemptive rights, security interests, beneficial ownership interests of other parties, or other encumbrances of any character whatsoever, whether written or oral (collectively, "ENCUMBRANCES"), all right, title and interest in and to the HI Cayman Shares, and the Company shall purchase such shares from HI Cayman and (ii) HI Senior Debt Partners shall sell and deliver to the Company, free and clear of any and all Encumbrances, all right, title and interest in and to the HI Senior Debt Partners Shares, and the Company shall purchase such shares from HI Senior Debt Partners.

         (b) Consideration for the Senior Preferred Stock. At the Closing: (i) the Company shall pay to HI Cayman $73,653,707.34 by wire transfer of immediately available funds to the account or accounts designated by HI Cayman in full consideration of the sale and delivery of the HI Cayman Shares to it pursuant to Section 1(a) hereof and (ii) the Company shall pay to HI Senior Debt Partners $65,346,292.66 by wire transfer of immediately available funds to the account or accounts designated by HI Senior Debt Partners in full consideration of the sale and delivery of the HI Senior Debt Partners Shares to it pursuant to
Section 1(a) hereof.

         2. Closing.

         (a) Time and Place of Closing. Unless this Agreement is terminated pursuant to Section 7 hereof and subject to the satisfaction or waiver of all conditions precedent set forth herein, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place on a date to be agreed upon by the parties hereto at the offices of Haynes and Boone, LLP, located at 901 Main Street, Suite 3100, Dallas, Texas 75202 (the date and time on which the Closing occurs are referred to herein as the "CLOSING DATE").

         (b) Deliveries by the Company at the Closing. At the Closing, the Company shall deliver or cause to be delivered to each Seller the following:

                  (i) payment by wire transfer of immediately available funds to the account or accounts designated by such Seller of the amount payable to such Seller pursuant to Section 1(b) hereof; and

                  (ii) such other documents, instruments, and certificates incidental to the transactions contemplated by this Agreement and reasonably requested by such Seller, including, without limitation, the Termination and Release Agreement (as defined in Section 9(c) of this Agreement).

         (c) Deliveries by the Sellers at the Closing. At the Closing, each Seller shall deliver or cause to be delivered to the Company the following:

                  (i) the stock certificate(s) representing the shares of Senior Preferred Stock to be sold by such Seller to the Company pursuant to this Agreement, duly endorsed or accompanied by a duly executed stock power and assignment as necessary to effectuate the transfer of such shares to the Company as the Company shall request; and

                  (ii) such other documents, instruments, and certificates incidental to the transactions contemplated by this Agreement and reasonably requested by the Company, including, without limitation, the Termination and Release Agreement.

         3. Representations and Warranties of the Company. The Company hereby represents and warrants to each Seller as follows:

         (a) Organization, Standing and Authorization. The Company is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization. The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and under any other instrument and document delivered at the Closing pursuant to Section 2(b) hereof (collectively, the "COMPANY TRANSACTION DOCUMENTS"). The execution, delivery, and performance by the Company of each of the Company Transaction Documents have been duly and validly authorized by all necessary action (corporate or otherwise) and proceedings on the part of the Company. This Agreement has been, and each of the other Company Transaction Documents will be at the Closing, duly and validly executed and delivered by the Company and, assuming due execution and delivery by, and enforceability against, each Seller, this Agreement constitutes, and each of the other Company Transaction Documents will constitute upon delivery at the Closing, the valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including, without limitation, principles of commercial reasonableness, good faith, and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (b) Consents and Conflicts. Except for those that will have been obtained at or prior to the Closing and that will be effective at the Closing, no actions, consents, approvals or orders of, or filings or registrations with, any governmental authorities or third parties are required in connection with the execution, delivery, or performance by the Company of the Company Transaction Documents. Neither the execution and delivery of the Company Transaction Documents by the Company nor the performance by the Company of its obligations thereunder will: (i) violate or conflict with any of the terms, conditions, or provisions of the articles of incorporation or bylaws of the Company currently in effect or in effect at the Closing; (ii) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions, or provisions of any documents, agreements, or other instruments to which the Company is a party or by which the Company is bound or to which any of the Company's assets are subject; (iii) violate any applicable state, federal, foreign or local law, statute, ordinance, or regulation (collectively, "LAW"); or (iv) violate any judgment, writ, injunction, order, or ruling of any court or state, federal, foreign or local governmental authority (collectively, "ORDER") binding on the Company.

         (c) No Broker. No broker, finder, or other similar agent has represented the Company or acted for or on behalf of the Company in connection with the transactions contemplated hereby in such a manner as to give rise to any valid claim or demand against any Seller for a brokerage commission, finder's fee, or other similar payment.

         (d) Solvency. If the Refinancing and the transactions contemplated by this Agreement (the "CONTEMPLATED TRANSACTIONS") are consummated as proposed, immediately after and giving effect to the Refinancing and the Contemplated Transactions on a pro forma basis, (i) the fair value and present fair saleable value of the Company's assets would exceed the Company's stated liabilities and identified contingent liabilities, (ii) the Company's financial forecasts (including its cash flow analysis) for the period 2004 to 2008 indicate positive cash flow for such period, including (and after giving effect to) the payment of installments due under loans incurred in the Refinancing and the Contemplated Transactions, as such installments are scheduled at the close of the Refinancing and the Contemplated Transactions, and the satisfaction of the Company's stated liabilities and identified contingent liabilities, (iii) the capital remaining in the Company after the Refinancing and the Contemplated Transactions would not be unreasonably small for the business in which the Company is engaged, as management has indicated it is now conducted and is proposed to be conducted following the consummation of the Refinancing and the Contemplated Transactions, and (iv) the fair value and present fair saleable value of the Company's assets would exceed the Company's stated liabilities and identified contingent liabilities plus the total par value of the Company's capital stock by at least the amount of the Refinancing.

         4. Representations and Warranties of the Sellers. Each Seller hereby represents and warrants, severally and not jointly with the other Seller, to the Company as follows:

         (a) Organization, Standing and Authorization. Such Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority to execute, deliver and perform its obligations under this Agreement and under any other instrument and document delivered by such Seller at the Closing pursuant to
Section 2(c) hereof (collectively, the "SELLER TRANSACTION DOCUMENTS"). The execution, delivery, and performance by such Seller of each of the Seller Transaction Documents have been duly and validly authorized by all necessary action (partnership or otherwise) and proceedings on the part of such Seller. This Agreement has been, and each of the other Seller Transaction Documents will be at the Closing, duly and validly executed and delivered by such Seller and, assuming due execution and delivery by, and enforceability against, the

Company, this Agreement constitutes, and each of the other Seller Transaction Documents will constitute upon delivery at the Closing, the valid and binding agreement of such Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including, without limitation, principles of commercial reasonableness, good faith, and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (b) Consents and Conflicts. No actions, consents, approvals or orders of, or filings or registrations with, any governmental authorities or third parties are required in connection with the execution, delivery, or performance by such Seller of the Seller Transaction Documents. Neither the execution and delivery of the Seller Transaction Documents by such Seller nor the performance by such Seller of its obligations thereunder will: (i) violate or conflict with any of the terms, conditions, or provisions of the organizational and other governing charter documents of such Seller currently in effect or in effect at the Closing; (ii) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions, or provisions of any documents, agreements, or other instruments to which such Seller is a party or by which such Seller is bound or to which any of such Seller's assets are subject; (iii) violate any Law; (iv) violate any Order binding on such Seller; or (v) result in the creation or imposition of any Encumbrance upon the Senior Preferred Stock to be sold under this Agreement.

         (c) No Broker. No broker, finder, or other similar agent has represented such Seller or acted for or on behalf of such Seller in connection with the transactions contemplated hereby in such a manner as to give rise to any valid claim or demand against the Company for a brokerage commission, finder's fee, or other similar payment.

         (d) Title to Senior Preferred Stock. Such Seller owns, and shall own as of the Closing Date, in the case of HI Cayman, all of the HI Cayman Shares, and, in the case of HI Senior Debt Partners, all of the HI Senior Debt Partners Shares, in each case, lawfully, beneficially and of record, free and clear of any and all Encumbrances, and that, upon the sale and delivery of the shares of Senior Preferred Stock sold hereunder by such Seller in accordance with the terms hereof at the Closing, the Company will acquire good and valid title to the shares of Senior Preferred Stock sold hereunder by such Seller, free and clear of any and all Encumbrances (other than any restrictions arising under the Certificate of Designation, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof and Encumbrances that the Company may expressly allow or create). No Seller is a party to, or is bound by, any voting trust or other voting agreement with respect to any shares of Senior Preferred Stock or other securities of the Company or any agreement, understanding or arrangement relating to the registration, issuance, sale, purchase, acquisition, redemption, transfer or other disposition of any shares of Senior Preferred Stock or other securities of the Company or any other matter(s) concerning the Company.

         (e) Securities Law Matters.

                  (i) With respect to this Agreement and the transactions contemplated by this Agreement, no representation or warranty has been made by the Company or any affiliate, agent, or representative of the Company concerning the business of the Company other than the representations and warranties set forth herein and such Seller is relying only upon the information and the representations and warranties set forth herein. Such Seller has such knowledge and experience in financial and business matters that such Seller is capable of evaluating the risks and merits relating to the transactions contemplated by this Agreement;

                  (ii) Such Seller has been provided, to its satisfaction, all information that such Seller has requested to the extent that such Seller considers necessary or advisable in connection with the consummation of this Agreement and the transactions contemplated by this Agreement; and

                  (iii) Such Seller has been provided, to its satisfaction, the opportunity to ask questions and to receive answers from the Company concerning the business of the Company and the transactions contemplated by this Agreement and all additional information (to the extent the Company possessed such information or could acquire such information without unreasonable effort or expense) necessary to verify the accuracy of any and all information provided to such Seller or to which such Seller had access.

         5. Covenants. From and after the Closing Date, each Seller covenants, severally and not jointly with the other Seller, that (i) such Seller shall not have any right, title or interest in or to any shares of Senior Preferred Stock or any accrued, declared, or other dividends under the Senior Preferred Stock and (ii) this Agreement and the transactions contemplated by this Agreement shall be deemed to be and constitute a redemption of the shares of Senior Preferred Stock sold hereunder by such Seller.

         6. Conditions to Closing.

         (a) The Company. The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                  (i) Each Seller shall have complied in all material respects with all of its agreements and covenants contained herein and required to be complied with at or prior to the Closing, and all of the representations and warranties of the Sellers contained herein shall be true and correct in all material respects (except to the extent any representation or warranty is already qualified by materiality, in which case it shall be true and correct without further qualification) on and as of the date of this Agreement and the Closing Date (except for representations or warranties that speak as of a specific date, which shall be true and correct in all material respects, or true and correct, as the case may be, as of such date) as if made on such date;

                  (ii) Each Seller shall have delivered to the Company a certificate, dated the Closing Date, stating that all of the representations and warranties of such Seller contained herein were and are true and correct in all material respects (except to the extent any representation or warranty is already qualified by materiality, in which case it shall be true and correct without further qualification) on and as of the date of this Agreement and the Closing Date, respectively, (except for representations or warranties that speak as of a specific date, which shall be true and correct in all material respects, or true and correct, as the case may be, as of such date) as if made on such date and that no breach of any covenant of such Seller contained in this Agreement has occurred or would result from the Closing hereunder;

                  (iii) There shall not be in effect on the Closing Date any Order restraining, enjoining or otherwise preventing the consummation of the transactions contemplated by this Agreement;

                  (iv) The Company shall have received the deliveries of the Sellers as set forth in Section 2(c) of this Agreement;

                  (v) The Company shall have obtained financing (A) upon terms and in amounts satisfactory to the Company, in the sole and absolute discretion of the Company, and (B) sufficient to refinance its existing credit facility and consummate all of the transactions contemplated by this Agreement;

                  (vi) The Company shall have received the written opinion(s) (dated as of the date this Agreement and the distributions and other transactions contemplated by this Agreement are authorized by the Special Committee (the "SPECIAL COMMITTEE") of the Board of Directors of the Company (the "BOARD") (established by the Board at the meeting of the Board on February 9, 2004) and the Board (including, without limitation, a majority of the disinterested members of the Board)), which shall not have been withdrawn or modified, from Houlihan Lokey Howard & Zukin Financial Advisors, Inc., to the effect that, as of such date(s), (A) this Agreement and the transactions contemplated by this Agreement are fair, from a financial point of view, to the Company and the shareholders of the Company (other than Hicks, Muse, Tate & Furst and its affiliates and certain members of the Carter family and their affiliates), (B) the Company would not be insolvent after giving effect to the distribution(s) contemplated by this Agreement, and (C) the distribution(s) contemplated by this Agreement shall not exceed the surplus of the Company;

                  (vii) There shall have been duly and validly obtained all consents and approvals required in connection with this Agreement and the transactions contemplated by this Agreement and all such consents and approvals shall be in full force and effect as of the Closing Date;

                  (viii) The Sellers shall have delivered to the Company at the Closing the opinion of Vinson & Elkins L.L.P., counsel to the Sellers, dated as of the Closing Date and addressed to the Company substantially in the form attached hereto as Exhibit A; and

                  (ix) The Sellers shall have delivered to the Company at the Closing the opinion of Hunter & Hunter, counsel to the Sellers, dated as of the Closing Date and addressed to the Company substantially in the form attached hereto as Exhibit B.

         (b) Sellers. The obligation of each of the Sellers to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                  (i) The Company shall have complied in all material respects with all of its agreements and covenants contained herein and required to be complied with at or prior to the Closing, and all of the representations and warranties of the Company shall be true and correct in all material respects (except to the extent any representation or warranty is already qualified by materiality, in which case it shall be true and correct without further qualification) on and as of the date of this Agreement and the Closing Date (except for representations or warranties that speak as of a specific date, which shall be true and correct in all material respects, or true and correct, as the case may be, as of such date) as if made on such date;

                  (ii) The Company shall have delivered to the Sellers a certificate, dated the Closing Date, stating that all of the representations and warranties of the Company contained herein were and are true and correct in all material respects (except to the extent any representation or warranty is already qualified by materiality, in which case it shall be true and correct without further qualification) on and as of the date of this Agreement and the Closing Date, respectively, (except for representations or warranties that speak as of a specific date, which shall be true and correct in all material respects, or true and correct, as the case may be, as of such date) as if made on such date and that no breach of any covenant of the Company contained in this Agreement has occurred or would result from the Closing hereunder;

                  (iii) There shall not be in effect on the Closing Date any Order restraining, enjoining or otherwise preventing the consummation of the transactions contemplated by this Agreement; and

                  (iv) The Sellers shall have received the deliveries of the Company as set forth in Section 2(b) of this Agreement.

         7. Termination. This Agreement may be terminated and the transactions herein contemplated abandoned at any time (a) by any party hereto if the Closing has not occurred on or before the 120th calendar day after the date this Agreement and the distributions and other transactions contemplated by this Agreement are authorized by the Special Committee and the Board (including, without limitation, a majority of the disinterested members of the Board) or, if this Agreement and the distributions and other transactions contemplated by this Agreement involve the incurrence by the Company of any indebtedness or deferred payment obligation, on or before the 120th calendar day after the date(s) the indebtedness or obligation is incurred or (b) by the mutual written agreement of the Company and the Sellers. If this Agreement is terminated pursuant to this
Section 7, this Agreement shall be null and void and of no further force and effect (except for the provisions of Section 9(c), 9(d), 9(j), 9(k) and 9(l) hereof, which shall survive any such termination).

         8. Indemnification.

         (a) Indemnification Obligations.

                  (i) Company Indemnification Obligation. The Company shall indemnify, hold harmless, and promptly reimburse each Seller and its affiliates and their respective officers, directors, employees, agents and representatives (collectively "REPRESENTATIVES"), from, against, and for, and to pay to such indemnified parties the amount of, any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind ("LOSSES") which may be imposed upon, incurred by or asserted against such indemnified parties in any manner relating to or arising out of (1) any breach of any representation, warranty, agreement, covenant, or obligation by the Company contained herein or in any certificate or document delivered pursuant hereto or
         (2) the transactions contemplated by this Agreement (collectively, the "COMPANY INDEMNIFICATION OBLIGATION").

                  (ii) Seller Indemnification Obligation. Each Seller, severally and not jointly with the other Seller, shall indemnify, hold harmless, and promptly reimburse the Company and its affiliates and their respective Representatives, from, against, and for, and to pay to such indemnified parties the amount of, any Losses which may be imposed upon, incurred by or asserted against such indemnified parties in any manner relating to or arising out of any breach of any representation, warranty, agreement, covenant, or obligation by such Seller contained herein or in any certificate or document delivered pursuant hereto (collectively, the "SELLER INDEMNIFICATION OBLIGATION").

         (b) Indemnification Procedure. All claims for indemnification by one or more parties entitled to be indemnified hereunder (each, an "INDEMNITEE" and collectively, the "INDEMNITEE") by one or more parties hereto (each, an "INDEMNITOR" and collectively, the "INDEMNITOR"), shall be asserted and resolved as follows:

                  (i) In the event that any action, suit, claim, proceeding, investigation, audit, examination, demand, assessment, fine, judgment, settlement, compromise, interest, penalty, cost, remedial action and other expense (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "ACTIONS") for which the Indemnitee may claim indemnity under this Agreement is asserted against or sought to be collected from the Indemnitee by a third party, the Indemnitee shall as promptly as practicable notify the Indemnitor following the receipt by the Indemnitee of notice, written or otherwise, of such Action, specifying the nature of such Action and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Action) (the "CLAIM NOTICE"); provided, however, that the failure so to notify the Indemnitor will not relieve the Indemnitor from any liability it may have to the Indemnitee under this Agreement unless, and only to the extent that, such failure so to notify materially prejudices the Indemnitor or results in the loss of substantive rights or defenses;

                  (ii) The Indemnitor shall have thirty calendar days from the date on which the Claim Notice is duly given (the "NOTICE PERIOD") to notify the Indemnitee (A) whether or not it disputes the liability of the Indemnitor to the Indemnitee hereunder with respect to such claim or demand, and (B) whether or not the Indemnitor desires, at its sole cost and expense, to defend the Indemnitee against such Action. If the Indemnitor notifies the Indemnitee within the Notice Period that it disputes its liability under the Company Indemnification Obligation or Seller Indemnification, as applicable, to the Indemnitee with respect to a particular Action, and such dispute is determined by a final and nonappealable Order to be a wrongful denial of such liability, the Indemnitor shall be liable to the Indemnitee for the amount of any and all Losses arising from the Indemnitor's failure to satisfy such Indemnification Obligation with respect to such Action;

                  (iii) In the event the Indemnitor notifies (the "INDEMNITOR NOTICE") the Indemnitee within the Notice Period that it desires to defend the Indemnitee against such Action, then except as hereinafter provided the Indemnitor shall defend, at its sole cost and expense, the Indemnitee by appropriate activities or proceedings, shall use its commercially reasonable efforts to settle or prosecute or otherwise contest, at Indemnitor's election (subject to the terms of this Agreement), such activities or proceedings to a final conclusion in such a manner as to attempt to avoid the Indemnitee becoming subject to any injunctive or other equitable Order for relief or to liability for any other matter, and shall control the conduct of such defense; provided, however, that if the Indemnitor fails to take reasonable steps necessary to defend the Indemnitee diligently against such Action after providing such Indemnitor Notice, within ten calendar days after receiving written notice from the Indemnitee stating that the Indemnitee believes that the Indemnitor has failed to take such steps, the Indemnitee may assume its own defense and the Indemnitor shall be liable for all Losses arising out of such Action; provided, further, that the Indemnitor shall not be entitled to assume the defense of any such Action pursuant to this Section unless it has accepted and assumed in writing the obligation to indemnify the Indemnitee with respect to Losses arising from or relating to such Action, and that the Indemnitor shall not in any Action in which Losses include any obligation other than, or in addition to, the payment of money for which the Indemnitor has assumed the obligation, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed, consent to the entry of any judgment against the Indemnitee or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by all claimants and plaintiffs to the Indemnitee of a release, in form and substance reasonably satisfactory to the Indemnitee, from all liability for which the Indemnitor is not liable pursuant to the terms of this Agreement in respect of any Action. If the defendants in any such Action include both the Indemnitor and the Indemnitee and the Indemnitee shall have reasonably concluded that there may be legal defenses or rights available to the Indemnitee which are different from, in actual or potential conflict with, or additional to those available to the Indemnitor, the Indemnitee shall have the right to select one law firm to act at the Indemnitor's expense as separate counsel, on behalf of the Indemnitee. In addition, if the Indemnitee desires to participate in, but not control, any other defense or settlement, it may do so at its sole cost and expense. So long as the Indemnitor is defending in good faith any such Action, the Indemnitee shall not settle such Action without the consent of the Indemnitor, which shall not be unreasonably withheld or delayed; provided, however, that the Indemnitee reserves the right to settle any Action at the Indemnitee's sole cost and expense without the consent of the Indemnitor and the Indemnitor shall have no further liability or obligation with respect to any such Action so settled.

                  (iv) Prior to the Indemnitor's settling any Action, the defense of which it has assumed control, in which the settlement includes any obligation of the Indemnitee other than, or in addition to, the payment of money for which the Indemnitor has assumed the obligation, the Indemnitor shall obtain the Indemnitee's prior approval, confirmed in writing in accordance with the notice provisions hereof, which approval shall not be unreasonably withheld or delayed. If such settlement consists of a bona fide offer and the Indemnitee notifies the Indemnitor of its disapproval of such settlement, the Indemnitee shall thereupon become liable, from and after the date of its disapproval, for the amount of any award, settlement, costs, expenses (including, without limitation, reasonable attorneys' fees and court costs) or other Losses in excess of the proposed settlement amount and shall have the right to elect to control the defense of such Action at its sole cost and expense.

                  (v) In the event the Indemnitee should have a claim for indemnification against the Indemnitor hereunder which does not involve an Action being asserted against or sought to be collected from the Indemnitee by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such claim to the Indemnitor; provided, however, that the failure so to notify the Indemnitor will not relieve the Indemnitor from any liability it may have to the Indemnitee under this Agreement unless, and only to the extent that, such failure so to notify materially prejudices the Indemnitor or results in the loss of substantive rights or defenses. If the Indemnitor does not notify the Indemnitee within the Notice Period that it disputes such claim, the Indemnitor shall be liable for the amount of any Losses related thereto.

         (c) Survival. All representations, warranties, agreements, and covenants of the parties made in and obligations under this Agreement shall survive for two years following the Closing Date; provided, however, that (i) the representations and warranties contained in Section 4(d) and the related indemnification obligations of the Sellers set forth in Section 8(a) with respect to the representations and warranties contained in Section 4(d) shall survive indefinitely and (ii) the indemnification obligations set forth in
Section 8(a)(i)(2) shall survive until 30 days after the expiration of all statute of limitations applicable to any claim or proceeding with respect to which a claim for indemnification may be brought pursuant to Section 8(a)(i)(2), provided that if any claim for indemnification under Section 8(a)(i)(2) is made before the expiration of the survival of such indemnification obligation then such obligation will survive after such survival period until the resolution of such claim by final, non-applicable judgment or settlement.

         (d) Limitation on Indemnification. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be liable for the Company Indemnification Obligation in an aggregate amount in excess of the aggregate payments made by the Company to the Sellers pursuant to this Agreement. Notwithstanding anything to the contrary contained in this Agreement, neither Seller shall be liable (i) pursuant to such Seller's Indemnification Obligation in an aggregate amount in excess of the aggregate payments made by the Company to such Seller pursuant to this Agreement or (ii) for any Seller Indemnification Obligation of the other Seller. Except as expressly set forth herein, the right to indemnification from or against or reimbursement for or payment of Losses, or any other remedy based on any representation, warranty, agreement, covenant, or obligation shall not be affected by any investigation conducted, or any knowledge acquired (or capable of being acquired), at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, agreement, covenant, or obligation. Except as expressly set forth herein, the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any agreement, covenant, or obligation, shall not affect the right to indemnification, reimbursement for or payment of Losses, or any other remedy based on any such representation, warranty, agreement, covenant, or obligation.

9. Miscellaneous.

         (a) Amendment. This Agreement may be supplemented, amended, or waived, in whole or in part, only by a written instrument executed by each of the parties hereto.

         (b) Successors and Assigns. Neither this Agreement nor any right or obligation hereunder may be assigned in whole or in part by any party without the written consent of the other parties to this Agreement. Subject to the foregoing provisions of this Section 9(b), this Agreement shall benefit and bind the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns. All references herein to "Company", "Seller", or "party" shall include the respective heirs, executors, administrators, legal representatives, successors, and permitted assigns thereof. Nothing expressed or referred to in this Agreement shall be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and the successors, heirs, personal representatives, and permitted assigns of the parties hereto.

         (c) Entire Agreement; Termination and Release. Subject to the following sentence, this Agreement (together with the Termination and Release Agreement) sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes, terminates, and replaces any and all prior agreements and understandings, written or oral, with respect to such subject matter, including, without limitation, the Securities Exchange Agreement (except as otherwise provided in the Termination and Release Agreement). At Closing, the Company and the Sellers will execute and deliver a Termination and Release Agreement substantially in the form attached hereto as Exhibit C (the "TERMINATION AND RELEASE AGREEMENT").

         (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles.

         (e) Captions, Schedules, and Exhibits. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms or conditions hereof. All pronouns used herein shall be deemed to refer to the masculine, feminine, or neuter gender as the identity of the applicable person may require, and words using the singular or plural number shall be deemed to include respectively the plural or singular number as applicable. Unless otherwise specified, all references in this Agreement to "Sections" shall refer to provisions of this Agreement and all references in this Agreement to "Exhibits" shall refer to exhibits to this Agreement. All exhibits attached hereto are made a part hereof and incorporated herein by reference for all purposes.

         (f) Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid under the applicable law of any jurisdiction, the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby. Also, if any provision of this Agreement is held to be invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such law. Any provision hereof that may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provision hereof.

         (g) Further Assurances. Each of the parties hereto shall cooperate with the others and proceed, as promptly as is reasonably practicable, to seek to obtain all consents and approvals necessary to consummate the sale by the Sellers of the Senior Preferred Stock pursuant to this Agreement. In addition, from time to time after the Closing, each of the Company and the Sellers shall, at the request of the other but without further consideration, execute and deliver such other certificates, statements, and documents, and take such other action as such other party may reasonably request, in order to more effectively consummate the transactions contemplated hereby.

         (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         (i) Notices. Any notice, request, consent, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given or delivered to any party: (i) when received by such party if delivered by hand; (ii) within one business day after being sent by reputable overnight delivery service; (iii) upon receipt of written confirmation if delivered by facsimile; or (iv) within five business days after being mailed by first-class mail, postage prepaid, and in each case addressed to the party to whom such notice, request, consent, or other communication is directed at its address set forth below:

                  If to the Company:

                  Home Interiors & Gifts, Inc.
                  1649 Frankford Road West
                  Carrollton, Texas 75007
                  Attention: Kenneth J. Cichocki
                  Facsimile: 972-695-1022
                  Phone: 972-695-1091

                  With a copy (which shall not constitute notice) to:

                  Weil, Gotshal & Manges LLP
                  200 Crescent Court, Suite 300
                  Dallas, Texas 75201
                  Attention: Jeffrey B. Hitt
                  Facsimile: 214-746-7777
                  Phone: 214-746-7702

                  If to the Special Committee:

                  Special Committee of the Board of Directors of Home Interiors & Gifts, Inc.
                  c/o ClubCorp, Inc.
                  3030 LBJ Freeway
                  Suite 700
                  Dallas, Texas 75234
                  Attention: Robert H. Dedman, Jr. and Gretchen Minyard Williams
                  Facsimile: 972-888-7788
                  Phone: 972-888-7323

                  With a copy (which shall not constitute notice) to:

                  Haynes and Boone, LLP
                  901 Main Street
                  Suite 3100
                  Dallas, Texas 75202-3789
                  Attention: Michael M. Boone and Greg R. Samuel
                  Facsimile: 214-200-0369
                  Phone: 214-651-5552

                  If to HI Cayman:

                  HI Cayman, L.P.
                  200 Crescent Court
                  Suite 1600
                  Dallas, Texas 75201
                  Attention: Joseph V. Colonnetta
                  Facsimile: 214-720-7888
                  Phone: 214-740-7300

                  With a copy (which shall not constitute notice) to:

                  Vinson & Elkins L.L.P.
                  3700 Trammell Crow Center
                  2001 Ross Avenue
                  Dallas, Texas 75201-2975
                  Attention: Rodney L. Moore
                  Facsimile: 214-999-7781
                  Phone: 214-220-7781

                  If to HI Senior Debt Partners:

                  HI Senior Debt Partners, L.P.
                  200 Crescent Court
                  Suite 1600
                  Dallas, Texas 75201
                  Attention: Joseph V. Colonnetta
                  Facsimile: 214-720-7888
                  Phone: 214-740-7300

                  With a copy (which shall not constitute notice) to:

                  Vinson & Elkins L.L.P.
                  3700 Trammell Crow Center
                  2001 Ross Avenue
                  Dallas, Texas 75201-2975
                  Attention: Rodney L. Moore
                  Facsimile: 214-999-7781
                  Phone: 214-220-7781

         (j) Publicity. Except to the extent required by law, none of the parties hereto shall, without the prior written consent of the other parties hereto, directly or indirectly, make any public comment, statement, or communication with respect to, or otherwise disclose or permit the disclosure of the existence of discussions regarding, a possible transaction among the parties hereto or any of the terms, conditions, or other aspects of the transactions proposed in this Agreement; provided, however, that each party hereto may communicate with, and disclose information to, the directors, officers, partners, employees, representatives, and potential financing sources of such party that need to know such information for purposes of this Agreement (it being understood and agreed that such directors, officers, employees, representatives, and potential financing sources shall be informed by such party of the confidential nature of such information and shall be requested by such party to treat such information confidentially).

         (k) Fees and Expenses. Except as otherwise expressly provided in this Agreement, if the transactions contemplated by this Agreement are consummated, the Company shall bear and pay, on the Closing Date or as soon as commercially practicable thereafter, any and all of the reasonable expenses of each party to this Agreement incurred in connection with the negotiation, preparation, execution, delivery, and performance of this Agreement and the transactions contemplated by this Agreement, including, without limitation, any and all reasonable fees and expenses of any agent, representative, attorney, accountant, and printer of such party; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to bear or pay any fees or expenses of Vinson & Elkins L.L.P. in excess of $35,000 in the aggregate or any fees or expenses of Hunter & Hunter in excess of $10,000 in the aggregate. In the event of any termination of this Agreement, the obligation of the Company to pay the expenses of such party shall be subject to any right of the Company arising from a breach of this Agreement by any other party. Notwithstanding anything to the contrary in this Section 9(k), (i) the prevailing party in any dispute involving any proceeding shall be entitled to recovery of any and all fees and expenses of such party, including, without, limitation, any and all reasonable fees and expenses of any attorney of such party, incurred in connection with such proceeding and (ii) in the event this Agreement is terminated or the Closing Date otherwise does not occur other than as result of (A) any breach by any Seller of any representations or warranties of such Seller contained herein or the failure of any Seller to perform its covenants and obligations contained in this Agreement or (B) the failure of any condition set forth (1) in Section 6(a)(ii), (iii), or (iv) to have been satisfied or (2) in Section 6(a)(vii) to have been satisfied to the extent required to be obtained from any party other than the Company, the Board or the Special Committee, in each case other than as a result of any breach by the Company of its representations, warranties or covenants contained in this Agreement, the Company shall pay any and all reasonable expenses of Sellers incurred in connection with the negotiation, preparation, execution, delivery and performance of Sellers' obligations under this Agreement and the transactions contemplated by this Agreement, including without limitation any and all reasonable attorneys fees and expenses..

         (l) No Seller Affiliate Liability. Except with respect to the several and not joint liability of the Sellers with respect to any breach of a representation or warranty contained in Section 4 hereof or any agreement, covenant, or obligation contained in Section 8 hereof, no Seller Affiliate (as defined below) shall have any liability or obligation of any nature whatsoever in connection with any Seller's obligations under this Agreement, the other Seller Transaction Documents or the transactions contemplated herein or therein, and the Company hereby waives and releases all claims of any such liability or obligation, it being understood and agreed that no Seller Affiliate shall be liable for or in respect of each Seller's obligations under this Agreement or under the Seller Transaction Documents. For the purposes of this paragraph, a "SELLER AFFILIATE" shall mean, with respect to each Seller: (i) the general partner, each limited partner and any other person or entity that is or becomes a partner in such Seller; (ii) any direct or indirect holder of any equity interest or securities in any of the persons or entities described in clause (i) above (whether limited or general partners, members, shareholders or otherwise);
(iii) any Affiliate (as defined below) of any of the persons or entities described in clause (i) above; or (iv) any director, officer, employee, representative or agent of any of the persons or entities described in clause (i), (ii) or (iii) above. For the purposes of this paragraph, an "AFFILIATE" shall mean, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under direct or indirect common control with, such first person or entity. For the purposes of this paragraph, "CONTROL," when used with respect to any entity, means the power to direct the management or policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and, when used with respect to any natural person, means the power to direct the decisions of such person, directly or indirectly, whether through family relationships or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

         (m) Waiver. Neither the failure to exercise, nor any delay by any party in exercising, any right, power, or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one (1) party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other parties, (ii) no waiver that may be given by a party shall be applicable except in the specific instance for which it is given, and (iii) no notice to or demand on one (1) party shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or any other documents contemplated by this Agreement.

         (n) Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                            SIGNATURE PAGE TO FOLLOW.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first set forth above.

                                  HOME INTERIORS & GIFTS, INC.

                                  By:    /s/ Michael D. Lohner
                                         ---------------------------------------
                                  Name:  Michael D. Lohner
                                  Title: President and Chief Executive Officer

                                  HI CAYMAN, L.P.

                                  By:    HI CAYMAN GP, LTD.
                                         Its general partner

                                  By:    /s/ David W. Knickel
                                         ---------------------------------------
                                  Name:  David W. Knickel
                                  Title: Vice President, Treasurer and Secretary


                                  HI SENIOR DEBT PARTNERS, L.P.

                                  By:    HI SENIOR DEBT PARTNERS GP, LLC
                                         Its general partner

                                  By:    /s/ David W. Knickel
                                         ---------------------------------------
                                  Name:  David W. Knickel
                                  Title: Vice President, Treasurer and Secretary

                                    EXHIBIT A

                    FORM OF OPINION OF VINSON & ELKINS L.L.P.

                                   [ATTACHED]

                       [Vinson & Elkins L.L.P. letterhead]

                                 March 31, 2004



Home Interiors & Gifts, Inc.
1649 Frankford Road West
Carrollton, Texas 75007

Ladies and Gentlemen:

         We have acted as special counsel to HI Senior Debt Partners, L.P., a Texas limited partnership (the "Partnership"), and HI Cayman, L.P., a Cayman Islands exempted limited partnership ("HI Cayman"), in connection with the sale by the Partnership and HI Cayman to Home Interiors & Gifts, Inc., a Delaware corporation ("Home Interiors"), of 45,158.98 and 50,900 shares of 12.5% Senior Convertible Preferred Stock of Home Interiors, respectively, pursuant to that certain Stock Purchase Agreement, dated as of March 31, 2004 (the "Purchase Agreement"), by and among the Partnership, HI Cayman and Home Interiors. This opinion is being rendered pursuant to Section 6(a)(viii) of the Purchase Agreement. Each capitalized term used herein, and not otherwise defined herein, and defined in the Purchase Agreement has the meaning set forth in the Purchase Agreement.

         In rendering the opinions set forth below, we have reviewed (a) the Purchase Agreement, (b) a copy of the Certificate of Limited Partnership of the Partnership, filed by the Partnership with the office of the Secretary of State of the State of Texas on February 20, 2001 (the "Certificate of Limited Partnership"), (c) a copy of the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of July 16, 2001 (the "Partnership Agreement"), (d) a copy of the Limited Liability Company Regulations of HI Senior Debt Partners GP, LLC, a Texas limited liability company and the sole general partner of the Partnership, dated as of February 14, 2001, (e) a copy of the Written Consent of the General Partner of the Partnership dated as of March 31, 2004, and (f) the agreements and instruments listed on Exhibit A attached hereto which have been certified to us by the Partnership as being the only material agreements of the Partnership (items (a)-(f), collectively, referred to herein as the "Reviewed Documents"). We have limited our review to the Reviewed Documents with your acknowledgement and consent and in reliance on the Certificate of the General Partner of the Partnership dated as of March 31, 2004, a copy of which has been provided to you. As to any facts material to our opinions, we have made no independent investigation or verification of such facts and have relied, to the extent that we deem such reliance proper, on certificates of public officials and officers or other representatives of the Partnership, and on the representations and warranties set forth in the Purchase Agreement.

         In rendering the opinions expressed below, we have assumed that (a) all signatures on all documents reviewed by us are genuine, (b) all documents submitted to us as originals are true and complete, (c) all documents submitted to us as copies are true and complete copies of the originals thereof, (d) each natural person signing any document reviewed by us had the legal capacity to do so, (e) each person (other than the representatives signing on behalf of the

Partnership) signing any document reviewed by us in a representative capacity had authority to sign in such capacity, (f) all formalities and requirements of the laws of any relevant jurisdiction (other than compliance by the Partnership with federal law and the laws of the State of Texas and the State of New York), and of any regulatory authority therein, applicable to the execution, delivery, performance and enforceability of the Purchase Agreement, have been or will be duly complied with, and (g) the Purchase Agreement has been duly authorized, executed and delivered by each party thereto (other than the Partnership) and constitutes a valid and legally binding obligation of each such party, enforceable against each such party in accordance with its terms and conditions.

         Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, it is our opinion that:

         1. The Partnership is a limited partnership validly existing and in good standing under the laws of the State of Texas.

         2. The Partnership has the requisite power and authority to execute and deliver the Purchase Agreement and to perform its obligations thereunder. The execution and delivery of the Purchase Agreement by the Partnership and the performance by the Partnership of its obligations thereunder have been duly authorized by all necessary action on the part of the Partnership.

         3. The Purchase Agreement has been duly executed by the Partnership and constitutes the valid and binding obligation of the Partnership and HI Cayman, enforceable against the Partnership and HI Cayman in accordance with its terms and conditions, except that the enforcement thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) standards of commercial reasonableness, good faith and fair dealing, (d) the effect of judicial decisions that may permit the introduction of extrinsic evidence to supplement the terms of the Purchase Agreement or to aid in the interpretation of the Purchase Agreement, and (e) public policy.

         4. Based solely on our review of the Reviewed Documents, no consents or approvals are required to be obtained from any third party by the Partnership in connection with the execution and delivery by the Partnership of the Purchase Agreement or the performance by the Partnership of its obligations thereunder. The execution and delivery by the Partnership of the Purchase Agreement do not, and the performance by the Partnership of its obligations thereunder will not
(a) violate or conflict with any of the terms, conditions, or provisions of the Certificate of Limited Partnership or the Partnership Agreement, (b) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions, or provisions of any of the Reviewed Documents, (c) violate any Applicable Law, or (d) violate any Order known to us to be binding on the Partnership.

         The foregoing opinions are subject to the following assumptions, qualifications, exceptions and limitations:

                  a. In rendering the opinions set forth in paragraph 1 above with respect to the existence and good standing of the Partnership, we have relied solely on the certificates of authorities of the State of Texas as of a date we deem sufficiently recent that we received in response to our request for confirmation of the existence and good standing of the Partnership.

                  b. We express no opinion with respect to the validity or enforceability of the following provisions to the extent that they are contained in the Purchase Agreement:

                           i. provisions releasing, exculpating or exempting a
party from, or requiring indemnification of a party for, liability for its own negligence or other action or inaction to the extent that the same are inconsistent with public policy;

                           ii. provisions inconsistent with public policy;

                           iii. provisions concerning or affecting venue or
jurisdiction;

                           iv. provisions relating to severability or other
adjustments;

                           v. provisions providing that decisions by a person
are conclusive or may be made in its sole discretion; and

                           vi. provisions purporting to establish evidentiary
standards for suits or proceedings.

                  c. For purposes of this opinion letter, the term "Applicable Laws" means those laws of the State of Texas, the State of New York and the federal laws of the United States of America or regulations thereunder, which in our experience are normally applicable to transactions of the type provided in the Purchase Agreement. Furthermore, the term "Applicable Laws" does not include, and we do not express any opinion with regard to (i) any Texas or federal law, rule or regulation relating to (A) pollution or protection of the environment, (B) zoning, land use, building or construction, (C) labor and employee rights and benefits, including ERISA, or (D) the regulation of utilities, (ii) tax laws, rules and regulations or (iii) state securities laws.

                  d. We have made no examination of, and express no opinion with respect to, any financial, accounting or similar covenants or provisions contained in the Purchase Agreement or other documents we have reviewed in connection with rendering the opinions expressed herein.

                  e. For purposes of the opinion in paragraph 3 with respect to HI Cayman, we have assumed that HI Cayman has taken all action under the laws of the Cayman Islands and its organizational documents necessary for it to legally execute and bind itself under the Purchase Agreement and there are no laws of the Cayman Islands or regulations thereunder which prohibit or restrict the enforceability of the Purchase Agreement on HI Cayman or that otherwise prohibit or restrict HI Cayman from performing its obligations under the Purchase Agreement.

         When an opinion is given "to our knowledge," or with reference to matters of which "we are aware" or which are "known to us," or with another similar qualification, we have not undertaken any independent examination of facts or the records of any court, tribunal or other body, but have based our opinion in sole reliance upon the representations and warranties set forth in the Purchase Agreement, certificates of officers and other representatives of the Partnership, and the actual knowledge or awareness of the individual lawyers in the firm who have participated directly in the specific transactions to which such opinion relates, provided that such qualifications of actual knowledge or awareness are not intended to imply that we in fact have actual knowledge or awareness of the subject matter to which such terms apply. You are advised that our engagement by the Partnership has been limited to specific matters about which we have been consulted; consequently, there are matters of a legal nature involving the Partnership about which we have not advised and/or represented the Partnership.

         The opinions expressed above are limited solely to the laws of the State of Texas, the laws of the State of New York and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction. No opinion is given herein as to the choice of law or forum or internal substantive rules of law that any tribunal or arbitrator may apply to the transactions referred to herein.

         We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

         The opinions expressed herein are rendered to you solely in connection with the transactions contemplated by the Purchase Agreement and are not to be further circulated, quoted, relied on or otherwise referred to in connection with any transaction other than those contemplated by the Purchase Agreement, or by any person other than you without our prior written consent.

                                Very truly yours,

                                                               EXECUTION VERSION

                                   EXHIBIT A

                     MATERIAL AGREEMENTS OF THE PARTNERSHIP


1. HI Senior Debt Partners, L.P. Second Amended and Restated Limited Partnership Agreement dated as of July 16, 2001.

2. Securities Exchange Agreement dated as of the 16th day of July, 2001 by and among Home Interiors & Gifts, Inc., a Texas corporation, HI Cayman, L.P., a Cayman Islands exempted limited partnership, and HI Senior Debt Partners, L.P., a Texas limited partnership.

3. Registration Rights Agreement dated as of the 30th day of August, 2001 by and among Home Interiors & Gifts, Inc., a Texas corporation, HI Cayman, L.P., a Cayman Islands exempted limited partnership, and HI Senior Debt Partners, L.P., a Texas limited partnership.

4. Promissory Notes, dated July 16, 2001, issued by HI Senior Debt Partners, L.P. to each of the following lenders:

         a) HI Senior Debt Partners GP, LLC in the principal sum of $37.62

         b) HMTF Equity Fund IV (1999), L.P. in the principal sum of $29,067,333.57

         c) HMTF Private Equity Fund IV (1999), L.P. in the principal sum of $205,930.89

         d) HM4-SBS (1999) Coinvestors, L.P. in the principal sum of $714,746.34

         e) HM4-EQ (1999) Coinvestors, L.P. in the principal sum of $475,109.91

         f) Hicks, Muse PG - IV (1999), C.V. in the principal sum of
            $1,547,501.67

         g) Personal Way Transportation, L.L.C. in the principal sum of $5,648,940.00, transferred and assigned to Donald J. Carter, pursuant to an Assignment of Note entered into by and between Personal Way Transportation, L.L.C. and Donald J. Carter effective as of December 30, 2002.

5. Acceptance and Adoption of the Provisions of the Second Amended and Restated Limited Partnership Agreement of HI Senior Debt Partners, L.P. entered into by Donald J. Carter and HI Senior Debt Partners GP, LLC dated effective as of December 30, 2002.


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                                    EXHIBIT B

                       FORM OF OPINION OF HUNTER & HUNTER

                                   [ATTACHED]

                          [HUNTER & HUNTER LETTERHEAD]

31 March 2004


Dear Sirs

HI CAYMAN, L.P.

We refer to the sale by HI Cayman, L.P. ("Partnership"), an exempted limited partnership established under the laws of the Cayman Islands, of 50,900 shares of 12.5% Senior Convertible Preferred Stock of Home Interiors & Gifts, Inc. ("Company") to the Company.

We have examined the following:-

(1) a final draft Execution Version of a Stock Purchase Agreement dated as of 30 March, 2004 ("Document") to be made between the Company, the Partnership and HI Senior Debt Partners, L.P.;

(2) a copy of the Certificate of Registration and Registration Statement of the Partnership as issued by or registered with the Registrar of Exempted Limited Partnerships in the Cayman Islands with all amendments and a copy of the Second Amended and Restated Limited Partnership Agreement in respect of the Partnership ("Partnership Agreement") dated as of 16 July, 2001;

(3) a copy of the Certificate of Incorporation and Memorandum and Articles of Association of HI Cayman, GP Ltd., the general partner of the partnership, ("General Partner") as issued by or registered with the Registrar of Companies in the Cayman Islands;

(4) a certified copy (by a Director of the General Partner) of the Unanimous Written Resolutions of the General Partner of the Partnership passed on 31 March, 2004 and of

         Unanimous Written Resolutions of the sole Director of the General Partner passed on 26 October, 2000; and

(5) a Certificate of Good Standing dated 25 March, 2004 in respect of the Partnership issued by the Registrar of Exempted Limited Partnerships in the Cayman Islands and a Certificate of Good Standing dated 26 March, 2004 in respect of the General Partner issued by the Registrar of Companies of the Cayman Islands.

In giving this opinion, we have relied upon the accuracy of the Certificate of a Director of the General Partner dated 31 March, 2004 without further verification. We have assumed without independent verification:

(a) the genuineness of all signatures, authenticity of all documents submitted to us as originals and the conformity with original documents of all documents submitted to us by telefax or as copies or conformed copies;

(b) the Document is, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of the State of New York (by which it is expressly governed) and all other relevant laws (other than the laws of the Cayman Islands) and the choice of the laws of the State of New York as the governing law of the Document has been made in good faith and is valid and binding under the laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands);

(c) the power, authority and legal right of all parties (other than the General Partner and the Partnership) under all relevant laws and regulations (other than the laws of the Cayman Islands) to enter into, execute and perform their respective obligations under the Document and that the Document has been, or, as the case may be, will be duly authorised, executed and delivered by or on behalf of all relevant parties (other than General Partner and the Partnership); and

(d) the Document (of which we have seen only a draft) will be duly completed, executed and delivered by the General Partner of the Partnership substantially in the form reviewed by us.

On the basis of the foregoing and subject to the qualifications below, we are of the opinion that:-

1. The Partnership is duly formed and validly existing in good standing as an exempted limited partnership under the laws of the Cayman Islands and has full power to enter into and perform its obligations under the Document and to carry on its business as contemplated in the Document.

2. The Partnership has taken all necessary action to authorise the execution, delivery and performance of the Document and the transactions contemplated thereby.

3. Neither the execution nor delivery of the Document nor the transactions contemplated therein nor compliance with the terms and provisions thereof will (a) contravene any provision of any law, statute, decree, rule or regulation of the Cayman Islands or any Cayman Islands judgement, decree or permit to which the Partnership is subject or (b) violate any provisions of the Memorandum and Articles of Association of the General Partner or (c) violate any provisions of the Partnership Agreement.

4. The Document, when executed by the General Partner of the Partnership and delivered on behalf of the Partnership, will have been duly executed by or on behalf of the Partnership and constitute legal, valid and binding obligations of the Partnership enforceable in accordance with its terms.

5. No consents, authorisations, licences or approvals of or registration with or declaration to any governmental or public bodies or authorities or courts in the Cayman Islands are required in connection with the entry into, execution, delivery and performance by the Partnership of, or the validity, enforceability or admissibility in evidence of, the Document.

6. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Document that it or any other instrument relating thereto be notarised, filed, recorded, registered or enrolled in any court, public office, register or elsewhere in the Cayman Islands.

7. The obligations of the Partnership under the Document are direct, general and unconditional obligations of the Partnership and rank at least pari passu with all other present or future unsecured and unsubordinated indebtedness of the Partnership.

8. There are no taxes or other governmental charges payable under the laws of the Cayman Islands or to any governmental authority of or in the Cayman Islands in respect of any amount payable under the Document.

9. Under Cayman Islands law there is no requirement for any of the parties to the Document to make any deduction from or any withholding of any part of any payment under any of the Document. Subject to the qualification below concerning stamp duty, there are no stamp or registration or similar taxes or charges payable in the Cayman Islands in respect of the Document or the enforcement thereof in the Courts of the Cayman Islands.

10. The Courts of the Cayman Islands will observe and give effect, upon proof of the relevant provisions of the laws of the State of New York, to the choice of the laws of the State of New York as the governing law of the Document. The submission by the Partnership to the jurisdiction of the courts of the State of New York with respect to the Document is valid and binding upon it.

11. A final and conclusive judgement in personam of the courts of the State of New York having competent jurisdiction for a debt or definite sum of money (not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other similar penalty) and obtained without fraud or without breaching the principles of natural justice in the Cayman Islands or in contravention of Cayman Islands public policy in respect of the Document would be recognised and enforced by the Courts of the Cayman Islands by originating action on such judgement.

12. Under Cayman Islands law, neither the Partnership nor any of its properties or assets are immune on the grounds of sovereignty or otherwise from institution of legal proceedings or the obtaining or execution of a judgement in the Cayman Islands.

13. It is not necessary under the laws of the Cayman Islands that the Company be authorised, licensed or qualified to carry on business in the Cayman Islands for its entry into, execution, delivery, performance or enforcement of the Document.

14. The Company will not be deemed to be resident, domiciled, carrying on business or subject to taxation in the Cayman Islands by reason only of its entry into, execution, delivery, performance or enforcement of, or receipt of any payment under, the Document.

The opinions expressed above concerning, in particular, enforceability of the Document are, to the extent that Cayman Islands law might apply, subject to the following qualifications:-

(a) The enforcement of the Document may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium, limitation of actions, fraudulent dispositions or other similar laws relating to the enforcement of creditors rights generally and claims may become subject to the defence of set off or to counter claims.

(b) Obligations or liabilities of the Partnership otherwise than for the payment of money may not be enforceable in a Cayman Islands court by way of such equitable remedies as injunction or specific performance which remedies are in the discretion of such court.

(c) Any provisions requiring any party to pay interest on overdue amounts in excess of the rate (if any) payable on such amounts before they become overdue or to pay sums on breach of any agreement other than such as represent a genuine pre-estimate of loss may be unenforceable if held by a Cayman Islands court to be a penalty.

(d) If any party to the Document is vested with a discretion or may determine a matter in its opinion, the courts of the Cayman Islands may require that such discretion is exercised reasonably or that such opinion is based on reasonable grounds.

(e) Any provision in the Document that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent judicial enquiry.

(f) If any of the provisions of the Document are held to be illegal, invalid or unenforceable, the severance of such provisions from the remaining provisions of such Document will be subject to the exercise of the discretion of a Cayman Islands court.

(g) The Grand Court Rules, 1995 of the Cayman Islands expressly contemplate that judgements may be granted by the Grand Court of the Cayman Islands in currencies other than Cayman Islands dollars or United States dollars. Such Rules provide for various specific rates of interest payable upon judgement debts according to the currency of the judgement. In the event the Partnership is placed into liquidation, the Grand Court is likely to require that all debts are converted (at the official exchange rate at the date of conversion) into and paid in a common currency which is likely to be Cayman Islands or United States dollars.

(h) The courts of the Cayman Islands are likely to award costs and disbursements in litigation in accordance with the relevant contractual provisions in the Document. There is some uncertainty, however, with regard to the recoverability of post-judgement costs which, if recoverable at all, are likely to be limited to an amount determined upon taxation or assessment of those costs pursuant to the Grand Court Rules 1995. In the absence of contractual provisions as to costs, the reasonable costs (as determined by taxation as aforesaid) of the successful party will normally be recoverable, subject to the limits laid down in guidelines made under such Rules as to the type and amount of fees and expenses that may be recovered. Such orders are in the discretion of the court and may be made to reflect particular circumstances of the case and the conduct of the parties.

(i) To be enforceable in the courts of the Cayman Islands, stamp duty will be chargeable on agreements such as the Document, in the sum of CI$2.00. Stamp duty is payable on execution in order to avoid penalties if such document is to be admitted in evidence in a Cayman Islands court.

(j) We express no opinion as to any provision in the Document that it may only be varied by written instrument or agreement.

(k) We express no opinion as to the effectiveness of the date of the Document which is dated as of or with effect from a date prior to that on which it is authorised, executed and delivered by all parties thereto.

(l) An exempted limited partnership under Cayman Islands law is not a separate legal entity and can only act by its general partner.

We are practising in the Cayman Islands and do not purport to be experts on the laws of any other jurisdiction and we therefore express no opinion as to the laws of any jurisdiction other than Cayman Islands law. This opinion is also based upon the laws of the Cayman Islands in effect at the date hereof and is given only as to the circumstances existing on the date hereof and known to us.

Except as specifically stated herein, we make no comment with regard to any representations or warranties which may be made by the Partnership in the document referred to above or otherwise.

This opinion is addressed to you and is solely for your benefit. It may not be relied upon by any other person without our prior written consent.

Yours faithfully
HUNTER & HUNTER


per:___________________________
         Bruce S. D. Putterill

                                    EXHIBIT C

                    FORM OF TERMINATION AND RELEASE AGREEMENT